UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 2003


                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                  PENNSYLVANIA
                                  ------------
                          (State or other jurisdiction
                                of incorporation)

                     1-13045                               23-2588479
                     -------                               ----------

                            (Commission (IRS Employer
                        File Number) Identification No.)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                       -----------------------------------
          (Address of principal executive offices, including zip code)

                                 (617) 535-4766
                             -----------------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

         On June 16, 2003, we announced a proposed public offering of $150 million in aggregate principal amount of Senior Subordinated Notes due 2016. We intend to use the net proceeds from the offering to redeem all or a portion of the outstanding 8-1/8% Senior Notes due 2008 of our subsidiary, Iron Mountain Canada Corporation, which we have guaranteed on a senior subordinated basis, and for general corporate purposes, including the possible repayment of other indebtedness and possible future acquisitions and investments. A copy of our press release regarding this event is being filed as an exhibit to this report.

         In connection with the proposed offering, we are also disclosing that Iron Mountain Europe Limited, our majority owned subsidiary that operates our records and information management business in Europe, is participating in a process for the sale of, and has made a proposal to acquire, the Information Management Services unit of Hays Plc ("Hays IMS"). We believe that Iron Mountain Europe is one of several bidders for Hays IMS, whose operations are principally in the United Kingdom and continental Europe. Hays IMS' revenues in the year ended 30 June 2002 were approximately 88.3 million pounds sterling. There can be no assurances that we will be the successful bidder for Hays IMS.

         If we are successful, Iron Mountain Incorporated may provide the financing to Iron Mountain Europe to enable it to acquire Hays IMS. We intend for Iron Mountain Europe to seek permanent financing to fund the acquisition or to repay all or a portion of any such financing from Iron Mountain Incorporated. Iron Mountain Europe is an unrestricted subsidiary under our existing indentures and we anticipate that it will be an unrestricted subsidiary under the indentures for our senior subordinated notes, including the notes offered hereby, for the foreseeable future.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

EXHIBIT NO.    ITEM
-----------    ----

99.1 The Company's Press Release, dated June 16, 2003, regarding a proposed public offering of senior subordinated notes.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IRON MOUNTAIN INCORPORATED
                                   (Registrant)



                                   By: /s/ Jean A. Bua
                                   Name:   Jean A. Bua
                                   Title:  Vice President and Corporate
                                           Controller


Date: June 16, 2003